                                                                    EXHIBIT 99.1




CONTACT: Michael Berman                              FOR IMMEDIATE RELEASE
         (312) 279-1496                              October 21, 2003

                        MHC REPORTS THIRD QUARTER RESULTS
                     PORTFOLIO CONTINUES STRONG PERFORMANCE

         CHICAGO, IL -- OCTOBER 21, 2003-- Manufactured Home Communities, Inc. (NYSE: MHC) today announced results for the quarter and nine months ended September 30, 2003.

         For the third quarter of 2003, Funds From Operations (FFO) were $15.9 million or $.56 per share on a fully diluted basis compared to $16.0 million or $.58 per fully diluted share in the same period in 2002. Third quarter property operating revenues were $56.3 million compared to $55.4 million in the third quarter of 2002. For the third quarter of 2003, average occupancy was 90.9 percent and average monthly base rent per site for the Core Portfolio was $422.91, up 5.0 percent from $402.69 in the same period last year.

         For the nine months ended September 30, 2003, FFO were $51.2 million or $1.83 per share on a fully diluted basis compared to $51.0 million or $1.85 per fully diluted share in the same period in 2002. Property operating revenues for the nine months ended September 30, 2003 were $171.1 million compared to $167.6 million for the same period of 2002. For the nine months ended September 30, 2003, average occupancy was 91.5 percent and average monthly base rent per site for the Core Portfolio was $420.17, up 5.1 percent from $399.64 in the same period last year.

         MHC's management projects continued growth in 2003 Core Portfolio performance. Through September 30, 2003, Core Portfolio average base rent rate growth has been approximately 5 percent. Assuming current economic conditions continue to impact occupancies, overall revenue growth will be approximately 3 percent. Core Portfolio operating expenses are expected to grow in excess of CPI due to continued increases in insurance, real estate taxes and utility expenses. These projections would result in Core NOI growth of approximately 2.5 percent. Results for 2003 will continue to be impacted by 1) the 2002 sales of primarily all-age communities in Michigan, Florida, Minnesota and Ohio coupled with the 2002 purchases of age-qualified communities in Florida, Arizona, and Texas, 2) continued competitive housing options impacting occupancy levels at certain communities and 3) variability in income from home sales operations. In addition, 2003 results will be impacted by the sale of the all-age communities in

Buffalo, N.Y., West Virginia and Maryland. In the age-qualified communities, home sales results could be impacted by the ability of potential homebuyers to sell their existing residences as well as by financial markets volatility. In the all-age communities, results from home sales and occupancy will continue to be impacted by local economic conditions, lack of affordable manufactured home financing and competition from alternative housing options including site-built single family housing.

         MHC's President Thomas P. Heneghan commented, "Our Core Portfolio continues to perform well and we expect this performance to continue in 2004."

                         UPDATE ON THE RECAPITALIZATION

         On October 17, 2003, MHC closed 51 mortgage loans providing total proceeds of approximately $501 million at a weighted average interest rate 5.84% with a weighted average maturity of almost 9 years. Commented MHC's CEO Howard Walker, "We were extremely pleased with the execution of this first step in the previously announced recapitalization plan. Our ability to have moved quickly through this process is a result of our long standing relationships with the participating capital providers and their understanding of the quality of MHC's assets."

         A portion of the proceeds was used to repay the Company's line of credit and term loan totaling approximately $170 million. At this time it is unlikely that MHC will redeem the $125 million of Series D Cumulative Perpetual Preferred Units before their call date in September 2004.

         Decisions with respect to the use of the remaining proceeds have not yet been made; however, at the current time, management's recommendations are that a large portion of the remaining proceeds be used for a special dividend. Any special dividend or future dividend paid by the Company is subject to future consideration and declaration by the Company's Board of Directors. In addition, the Company currently has authorization for repurchase of up to three million shares under the Company's stock repurchase plan.

         Although the Company has not completed all steps of the recapitalization, management expects FFO for the fourth quarter of 2003 to be reduced by $.35 to $.40 per share as a result of one-time and ongoing costs associated with the completion of the recapitalization.

         The forward-looking statements contained in this news release are subject to certain risks and uncertainties including, but not limited to, the Company's ability to maintain rental rates and occupancy; the Company's assumptions about rental and home sales markets; and the effect of interest rates as well as other risks indicated from time to time in the Company's filings with the

Securities and Exchange Commission. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

         Manufactured Home Communities, Inc. owns or has a controlling interest in 139 quality communities in 19 states consisting of 50,807 sites. MHC is a self-administered, self-managed, real estate investment trust (REIT) with headquarters in Chicago.

         A live webcast of the Company's conference call discussing these results will be available via the Company's website in the Investor Info section at www.mhchomes.com at 10:00 a.m. Central today.

                                       ###

         TABLES FOLLOW

                       MANUFACTURED HOME COMMUNITIES, INC.
                             SELECTED FINANCIAL DATA
                                   (UNAUDITED)
                (AMOUNTS IN THOUSANDS EXCEPT FOR PER SHARE DATA)

                                                                  QUARTERS ENDED                   NINE MONTHS ENDED
                                                             SEPT. 30,        SEPT. 30,        SEPT. 30,        SEPT. 30,
                                                               2003             2002             2003             2002
                                                           --------------    ------------    --------------    ------------
PROPERTY OPERATIONS:
  Community base rental income........................     $   49,203        $   48,858      $  147,675        $  147,064
  Resort base rental income...........................          2,144             1,770           8,076             5,425
  Utility and other income............................          4,904             4,737          15,327            15,150
                                                           --------------    ------------    --------------    ------------
     Property operating revenues......................         56,251            55,365         171,078           167,639

  Property operating and maintenance..................         16,283            15,860          48,828            47,062
  Real estate taxes...................................          4,577             4,321          13,960            13,354
  Property management.................................          2,364             2,329           6,992             7,003
                                                           --------------    ------------    --------------    ------------
     Property operating expenses......................         23,224            22,510          69,780            67,419
                                                           --------------    ------------    --------------    ------------
     Income from property operations..................         33,027            32,855         101,298           100,220

HOME SALES OPERATIONS:
  Gross revenues from inventory home sales............         11,399             9,120          25,058            21,775
  Cost of inventory home sales........................        (10,115)           (7,404)        (21,741)          (17,059)
                                                           --------------    ------------    --------------    ------------
     Gross profit from inventory home sales...........          1,284             1,716           3,317             4,716
  Brokered resale revenues, net.......................            491               348           1,321             1,234
  Home selling expenses...............................         (1,971)           (1,934)         (5,669)           (6,061)
  Ancillary services revenues, net....................           (125)              (62)            244               604
                                                           --------------    ------------    --------------    ------------
     Income from home sales and other.................           (321)               68            (787)              493

OTHER INCOME AND EXPENSES:
  Interest income.....................................            254               239             760               723
  Other corporate income..............................            490               213           1,629               878
  General and administrative..........................         (2,027)           (1,972)         (5,959)           (5,915)
                                                           --------------    ------------    --------------    ------------
     Operating income (EBITDA)........................         31,423            31,403          96,941            96,399

  Interest and related amortization...................        (12,408)          (13,119)        (37,452)          (38,393)
  Income from discontinued operations.................             10               873           1,042             2,381
  Depreciation on corporate assets....................           (310)             (320)           (930)             (956)
  Income allocated to Preferred OP Units..............         (2,813)           (2,813)         (8,439)           (8,439)
                                                           --------------    ------------    --------------    ------------
     FUNDS FROM OPERATIONS (FFO)......................     $   15,902        $   16,024      $   51,162        $   50,992

  Depreciation on real estate and other costs.........         (9,446)           (8,937)        (27,537)          (26,994)
  Gain on sale of properties..........................            ---             1,270          10,197             1,270
  Income allocated to Common OP Units.................         (1,248)           (1,645)         (6,539)           (5,007)
                                                           --------------    ------------    --------------    ------------
     NET INCOME.......................................     $    5,208        $    6,712      $   27,283        $   20,261
                                                           ==============    ============    ==============    ============

NET INCOME PER COMMON SHARE -- BASIC..................     $      .24        $      .31      $     1.24        $      .94
NET INCOME PER COMMON SHARE -- FULLY DILUTED..........     $      .23        $      .30      $     1.21        $      .91
                                                           --------------    ------------    --------------    ------------

FFO PER COMMON SHARE -- BASIC.........................     $      .58        $      .59      $     1.87        $     1.89
FFO PER COMMON SHARE -- FULLY DILUTED.................     $      .56        $      .58      $     1.83        $     1.85
                                                           --------------    ------------    --------------    ------------

Average Common Shares -- Basic........................         22,114            21,676          22,020            21,558
Average Common Shares and OP Units -- Basic...........         27,458            27,076          27,369            26,972
Average Common Shares and OP Units -- Fully Diluted...         28,148            27,693          27,952            27,622
                                                           --------------    ------------    --------------    ------------

                       MANUFACTURED HOME COMMUNITIES, INC.
                                   (UNAUDITED)



         SELECTED BALANCE SHEET DATA:                              AS OF                  AS OF
                                                                 SEPT. 30,            DECEMBER 31,
                                                                   2003                   2002
                                                             ------------------     ------------------
                                                                (amounts in            (amounts in
                                                                  000's)                 000's)
         Total real estate, net.........................       $    1,028,660         $    1,057,909
         Cash and cash equivalents......................       $       17,981         $        7,270
         Total assets...................................       $    1,147,967         $    1,162,850

         Mortgage notes payable.........................       $      578,483         $      575,370
         Unsecured debt.................................       $      158,613         $      184,863
         Total liabilities..............................       $      797,647         $      816,730
         Minority interest..............................       $      168,671         $      168,501
         Total shareholder's equity.....................       $      181,649         $      177,619


         TOTAL SHARES AND OP UNITS OUTSTANDING:                    AS OF                  AS OF
                                                                 SEPT. 30,            DECEMBER 31,
                                                                   2003                   2002
                                                             ------------------     ------------------
         Total Common Shares Outstanding...............            22,415,165             22,093,240
         Total Common OP Units Outstanding.............             5,343,812              5,359,927


         MANUFACTURED HOME ("COMMUNITY") AND                       AS OF                  AS OF
         PARK MODEL / RECREATIONAL VEHICLE ("RESORT")            SEPT. 30,            DECEMBER 31,
              SITE TOTALS:                                         2003                   2002
                                                             ------------------     ------------------
         Community Sites Owned and Operated.............               43,131                 43,906
         Community Sites Owned in Joint Ventures........                1,521                  1,521
         Resort Sites Owned and Operated................                6,155                  6,155
                                                             ------------------     ------------------
              TOTAL SITES...............................               50,807                 51,582


         MANUFACTURED HOME SITE AND                                QUARTERS ENDED               NINE MONTHS ENDED
         OCCUPANCY AVERAGES:                                  SEPT. 30,      SEPT. 30,       SEPT. 30,      SEPT. 30,
                                                                2003            2002           2003            2002
                                                             ------------    -----------    ------------    -----------
         Total Sites...................................          43,131          42,259         43,131          43,919
         Occupied Sites................................          39,213          39,086         39,478          40,817
         Occupancy %...................................            90.9%           92.5%          91.5%           92.9%
         Monthly Base Rent Per Site....................      $   418.25      $   400.16     $   415.63      $   395.06
         Core* Monthly Base Rent Per Site..............      $   422.91      $   402.69     $   420.17      $   399.64

         (*) Represents rent per site for properties owned in both periods of comparison.

                       MANUFACTURED HOME COMMUNITIES, INC.
                                   (UNAUDITED)



         HOME SALES:                                               QUARTERS ENDED               NINE MONTHS ENDED
                                                              SEPT. 30,      SEPT. 30,       SEPT. 30,      SEPT. 30,
                                                                2003            2002           2003            2002
                                                             ------------    -----------    ------------    -----------
         New Home Sales Volume.........................             137             112            307             273
         New Home Sales Gross Revenues.................      $   10,394      $    8,328     $   22,654      $   20,056
         Used Home Sales Volume........................              53              48            142             126
         Used Home Sales Gross Revenues................      $    1,005      $      792     $    2,404      $    1,719
         Brokered Home Resale Volume...................             287             216            829             759
         Brokered Home Resale Revenues, net............      $      491      $      348     $    1,321      $    1,234

         FUNDS AVAILABLE FOR DISTRIBUTION (FAD):                   QUARTERS ENDED               NINE MONTHS ENDED
                                                              SEPT. 30,      SEPT. 30,       SEPT. 30,      SEPT. 30,
                                                                 2003           2002            2003           2002
                                                             ------------    -----------    ------------    -----------
           Funds from operations...........................  $   15,902      $   16,024     $   51,162      $   50,992
           Non-revenue producing improvements to real
                  estate...................................      (2,493)         (4,290)        (8,700)        (10,058)
                                                             ------------    -----------    ------------    -----------
              Funds available for distribution.............  $   13,409      $   11,734     $   42,462      $   40,934
                                                             ============    ===========    ============    ===========

         FAD per Common Share -- Basic...................... $      .49      $      .43     $     1.55      $     1.52
         FAD per Common Share -- Fully Diluted.............. $      .48      $      .42     $     1.52      $     1.48
                                                             ------------    -----------    ------------    -----------


              The Company believes that Funds From Operations provide an indicator of its financial performance and is influenced by both the operations of the properties and the capital structure of the Company. FFO is defined by the National Association of Real Estate Investment Trusts ("NAREIT") as net income (computed in accordance with generally accepted accounting principles ["GAAP"]), before allocation to minority interests, excluding gains (or losses) from sales of property, plus real estate depreciation. The Company computes FFO in accordance with the NAREIT definition, which may differ from the methodology for calculating FFO utilized by other equity REITs and, accordingly, may not be comparable to such other REIT's computations. Funds Available for Distribution ("FAD") is defined as FFO less non-revenue producing capital expenditures and amortization payments on mortgage loan principal. The Company believes that FFO and FAD are useful to investors as a measure of the performance of an equity REIT because, along with cash flows from operating activities, financing activities and investing activities, they provide investors an understanding of the ability of the Company to incur and service debt and to make capital expenditures. FFO and FAD in and of themselves do not represent cash generated from operating activities in accordance with GAAP and therefore should not be considered an alternative to net income as an indication of the Company's performance or to net cash flows from operating activities as determined by GAAP as a measure of liquidity and are not necessarily indicative of cash available to fund cash needs.